EXHIBIT 10.40
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                               AMENDMENT NO. 4 TO
                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

                                                                 Amendment No. 4
dated and effective as of March 2, 1998 between SYNAPTIC PHARMACEUTICAL CORPORATION, a Delaware corporation ("SYNAPTIC"), and MERCK & CO., INC., a New Jersey Corporation ("MERCK").



           WHEREAS, SYNAPTIC and MERCK are parties to a Research Collaboration and License Agreement dated as of November 30, 1993, an Amendment No. 1 dated February 15, 1995, a letter agreement dated August 25, 1995, an Amendment No. 2 and Supplement dated October 9, 1996 and an Amendment No. 3 and Supplement dated December 1, 1997 (the "AGREEMENT"). Capitalized terms used and not defined in this Amendment No. 4 shall have the meanings ascribed to them in the AGREEMENT, and

           WHEREAS, To their mutual benefit, the parties are willing for certain rights under PATENTS to be provided to GLAXO (hereinafter defined).

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

           1. Amendment to the Agreement. The AGREEMENT shall be amended as of the date first written above as follows:

           (i) In ARTICLE 1 - DEFINITIONS.

           Add the following new definitions:


           1.22 GLAXO shall mean Glaxo Group Limited, a company organized and existing under the laws of the United Kingdom and having a principal office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 ONN UK.

           1.23 GLAXO PRODUCT shall mean a BPH PRODUCT, as such term is defined in the OPTION AND LICENSE AGREEMENT.

           1.24 OPTION AND LICENSE AGREEMENT shall mean the Agreement between SYNAPTIC and GLAXO which grants rights under



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                    PATENTS  to GLAXO,  a copy of which is  attached  hereto and made a part hereof.

           (ii) In ARTICLE 3 - LICENSE GRANT.

           Add the following Section 3.3:

           3.3 MERCK hereby grants back to SYNAPTIC such rights as may be necessary for the sole purpose of enabling SYNAPTIC to grant to GLAXO the rights set forth in the OPTION AND LICENSE AGREEMENT.

           (iii) In ARTICLE 7 - MILESTONES.

           Article 7.1(b) shall be amended by inserting after "MAJOR MARKET COUNTRY" the words:

             "in the event that MERCK makes such filing of a New Drug Application or its equivalent prior to filing by GLAXO of a New Drug Application for a GLAXO PRODUCT with the FDA or an equivalent of a New Drug Application for a GLAXO PRODUCT in another MAJOR MARKET COUNTRY".

           (iv) In ARTICLE 9 - ROYALTIES.

           Article 9.3 shall be replaced by Articles 9.3 (a) and 9.3 (b) below:

                  9.3 (a) In the event that GLAXO has not sold a GLAXO PRODUCT during any portion of the calendar year in any country of the TERRITORY and annual NET SALES of PRODUCT exceed $500,000,000.00 (five hundred million dollars), an additional two percent (2%) royalty will be paid by MERCK on the excess NET SALES above $500,000,000.00
                         (five hundred million dollars)for that particular year.

                  9.3 (b)In the event that GLAXO has sold a GLAXO PRODUCT during any portion of the calendar year in any country of the TERRITORY and annual NET SALES of PRODUCT exceed $300,000,000.00 (three hundred million dollars), an additional two percent (2%) royalty will be paid by MERCK on the excess NET SALES above $300,000,000.00
                        (three hundred million dollars)for that particular year.

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           2.  Representations  and  Warranties.  MERCK  hereby  represents  and warrants to SYNAPTIC that, as of the date first written above, (i) MERCK is actively continuing to develop the Safety Assessment Candidate known as L-771,688 (SNAP-6383) and has no intention to discontinue its development efforts with respect thereto, (ii) MERCK has no intention to abandon its efforts to develop a selective alpha-1a antagonist for the treatment of BPH should MERCK's development efforts with respect to the aforementioned Safety Assessment Candidate fail, and (iii) MERCK has no intention to terminate the AGREEMENT nor does MERCK have any understanding with GLAXO regarding any such possible termination. MERCK makes no representation or warranty that its conduct or intentions in the future will be consistent with items (i), (ii) and (iii) above.

           3. Effect of Amendment. From and after the date first written above, all references in the AGREEMENT to "this AGREEMENT," "hereunder," "hereof," "herein," or words of similar import, shall be a reference to the AGREEMENT, as amended by this Amendment No. 4. Except as expressly amended by this Amendment No. 4, the AGREEMENT shall remain in full force and effect and unchanged.

           4. Disclaimer. It is understood that the parties disagree about the extent of sublicensing rights granted to MERCK under the AGREEMENT. Execution of this AMENDMENT NO. 4 is not an admission by either party of the extent of such rights and shall not be used by any party to establish or dispute the extent of such rights.


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           IN WITNESS  WHEREOF,  the parties have caused this Amendment No. 4 to be executed and delivered as of the date first written above.


                                  SYNAPTIC PHARMACEUTICAL CORPORATION

                                  By:/s/ Kathleen P. Mullinix
                                     ------------------------
                                  Name:  Kathleen P. Mullinix
                                  Title: Chairman, President and CEO


                                  MERCK & CO., INC.

                                  By:/s/ Edward Scolnik
                                     -------------------------
                                  Name:  Edward Scolnik
                                  Title: